Exhibit (l)(5)

[Letterhead of Sutherland Asbill & Brennan LLP]

July 15, 2014

Full Circle Capital Corporation

800 Westchester Ave., Suite S-620

Rye Brook, NY 10573

Re:	Full Circle Capital Corporation Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Full Circle Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on March 12, 2013 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $75,000,000 in aggregate offering amount of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of preferred stock of the Company (“Preferred Stock”), (iii) subscription rights to purchase Common Stock (“Rights”), (iv) debt securities (“Debt Securities”), and (v) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants” and together with the Common Stock, the Preferred Stock, the Rights and the Debt Securities, the “Securities”). The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.

This opinion letter is rendered in connection with the issuance and sale of up to $12,500,000 in aggregate principal amount of the Debt Securities (the “Notes”), as described in the prospectus supplement, dated as of July 14, 2014 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 497 under the Securities Act. The Notes are being sold by the Company pursuant to subscription agreements, each dated as of July 14, 2014 (the “Subscription Agreements”), by and among the Company and the investors named therein. The Notes will be issued pursuant to an indenture, entered into on June 3, 2013 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, entered into on June 28, 2013 between the Company and the Trustee (collectively, the “Indenture”).

Full Circle Capital Corporation

July 15, 2014

As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus Supplement and have examined originals or copies of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i)	The Subscription Agreements;

(ii)	The Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland;

(iii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

(iv)	A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date;

(v)	The Indenture;

(vi)	A specimen copy of the form of Notes to be issued pursuant to the Indenture in the form attached to the Indenture; and

(vii)	The resolutions of the board of directors of the Company, or a duly authorized committee thereof, relating to, among other things, the authorization and approval of (a) the preparation and filing of the Registration Statement, (b) the issuance, offer and sale of the Securities pursuant to the Registration Statement, (c) the offering, issuance and sale of the Notes, and (d) the execution and delivery of the Subscription Agreements and the Indenture, certified as of the date hereof by an officer of the Company.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the (i) accuracy and completeness of all corporate records made available to us by the Company and (ii) that the Indenture will be a valid and legally binding obligation of the parties thereto (other than the Company).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

Full Circle Capital Corporation

July 15, 2014

This opinion is limited to the contract laws of the State of New York and the Maryland General Corporation Law, as in effect on the date hereof, and we express no opinion with respect to any other laws of such jurisdictions or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance or sale of the Notes. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, we are of the opinion that, when the Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed in this opinion letter is subject, as to enforcement, to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP